EXHIBIT 99.1

TAYLOR CAPITAL GROUP, INC.

REPORTS RESULTS FOR FIRST QUARTER OF 2007

Rosemont, IL– April 25, 2007 – Taylor Capital Group, Inc. (NASDAQ: TAYC), the holding company for Cole Taylor Bank, today reported net income for the quarter ended March 31, 2007 of $5.3 million or $0.48 per diluted common share, a decrease of $6.8 million, or 56.0%, compared with the fourth quarter of 2006. Net income for the fourth quarter of 2006 was $12.1 million, or $1.09 per diluted common share, which included a special tax benefit of $4.1 million, or $0.37 per diluted common share, from the reversal of certain accrued income tax liabilities. Compared with the previous year, first quarter 2007 net income decreased $3.5 million, or 39.9%, from net income of $8.9 million for the quarter ended March 31, 2006. The largest component of the decline in first quarter earnings is attributable to a $3.6 million provision for loan losses, compared with a provision of $900,000 for each of the first and fourth quarters of 2006. Additionally, the Company generated lower net interest income and noninterest income in the first quarter.

Net Interest Income and Margin

Net interest income for the first quarter decreased $1.2 million from the fourth quarter of 2006 as a result of a $48.5 million decline in average earning assets, two fewer days in the reporting period and a 4 basis point decline in the tax equivalent net interest margin. Average interest-earning assets decreased as cash flows from the investment portfolio were allocated to commercial loan growth and the retirement of maturing certificates of deposit. Average commercial loans increased by $47.6 million, or 2.1%, during the first quarter, while average investments declined $83.8 million. The tax-equivalent net interest margin for the first quarter was 3.47% compared to 3.51% for the fourth quarter 2006.

Compared with the previous year, net interest income for the first quarter decreased $1.6 million, or $1.5 million on a tax equivalent basis, from the quarter ended March 31, 2006.

Despite a $77.9 million increase in interest-earning assets compared with the quarter ended March 31, 2006, increases in funding costs in the first quarter continued to outpace the yield increase on interest-earning assets. Average commercial loans increased $166.9 million, or 7.8%, from the first quarter 2006 to the first quarter of 2007, while consumer-oriented loans declined $46.5 million and average investment securities decreased $41.4 million. The tax-equivalent net interest margin for the first quarter was 3.47% compared to 3.75% for the quarter ended March 31, 2006.

The following table summarizes, for the periods indicated, the changes in interest earned and interest paid resulting from changes in volume and rates. Interest income is presented on a tax-equivalent basis assuming a federal income tax rate of 35%.

	Quarter Ended Mar. 31, 2007 Over Quarter Ended Dec. 31, 2006 INCREASE/(DECREASE)				Quarter Ended Mar. 31, 2007 Over Quarter Ended Mar. 31, 2006 INCREASE/(DECREASE)
	VOLUME	RATE	DAYS (1)	NET	VOLUME	RATE	NET
				(in thousands)
INTEREST EARNED ON:
Investment securities	$(471)	$95	$—	$(376)	$(333)	$527	$194
Cash equivalents	(554)	(4)	(24)	(582)	(12)	84	72
Loans	737	(347)	(1,063)	(673)	2,285	2,092	4,377

Total interest-earning assets				(1,631)			4,643

INTEREST PAID ON:
Interest-bearing deposits	(718)	710	(527)	(535)	741	4,818	5,559
Total borrowings	152	89	(124)	117	(245)	801	556

Total interest-bearing liabilities				(418)			6,115

Net interest income, tax-equivalent	$(498)	$(279)	$(436)	$(1,213)	$669	$(2,141)	$(1,472)

(1)	First quarter 2007 was comprised of 90 days compared with 92 days in the fourth quarter of 2006.

The following table presents the tax-equivalent yield on average interest-earning assets and rates paid on average interest-bearing liabilities for the periods indicated. Interest income and yields are presented on a tax-equivalent basis assuming a federal income tax rate of 35%.

	Tax Equivalent Yield or Rate
	2007	2006
	First Quarter	Fourth Quarter	First Quarter
INTEREST-EARNING ASSETS:
Investment securities	4.94%	4.86%	4.53%
Cash equivalents	5.23	5.25	4.38
Loans	7.86	7.92	7.51

Total interest-earning assets (tax equivalent)	7.23	7.19	6.80

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	4.42	4.33	3.54
Other borrowings & interest bearing liabilities	5.49	5.44	4.68

Total interest-bearing liabilities	4.61	4.52	3.75

Net interest spread (tax equivalent)	2.62%	2.67%	3.05%

Net interest margin (tax equivalent)	3.47%	3.51%	3.75%

Noninterest Income

The following table presents the major categories of noninterest income for the periods indicated:

	For the Three Months Ended
	Mar. 31, 2007	Dec. 31, 2006	Mar. 31, 2006
	(in thousands)
Service charges	$1,810	$1,961	$1,880
Trust fees	486	664	464
Investment management fees	466	496	467
Loan syndication fees	—	817	500
Other noninterest income	476	807	597

	3,238	4,745	3,908

Other derivative income (expense)	24	(42)	582

Total noninterest income	$3,262	$4,703	$4,490

Noninterest income decreased $1.4 million to $3.3 million for the first quarter, from $4.7 million in the fourth quarter of 2006, due in large part to the impact of $817,000 in loan syndication fees received in the fourth quarter. Loan syndication fees are an opportunistic revenue source that is dependent on the level of activity in the real estate development market as well as our balance sheet and credit risk management. In addition, corporate trust fees and service charges were lower in the first quarter.

Noninterest income in 2007 decreased $1.2 million compared with the quarter ended March 31, 2006, due in large part to the impact of $558,000 in other derivative income and $500,000 in loan syndication fees recognized in the quarter ended March 31, 2006.

Noninterest Expense

The following table presents the major categories of noninterest expense for the periods indicated:

	For the Three Months Ended
	Mar. 31, 2007	Dec. 31, 2006	Mar. 31, 2006
	(in thousands)
Salaries and employee benefits:
Salaries, employment taxes, and medical	$8,211	$8,385	$8,390
Incentives, commissions, and retirement	1,403	1,662	1,945

Total salaries and employee benefits	9,614	10,047	10,335
Occupancy of premises, furniture and equipment	2,760	2,760	3,007
Legal fees, net	807	847	239
Other professional services	681	431	423
Computer processing	440	417	416
Advertising and public relations	343	523	136
Nonperforming asset expense	291	202	22
Other noninterest expense	3,126	3,480	3,208

Total noninterest expense	$18,062	$18,707	$17,786

Total noninterest expense for the first quarter decreased $645,000, or 3.4%, from the fourth quarter of 2006. Salaries and employee benefits decreased $433,000, or 4.3%, as a result of lower incentive and retirement accruals and reduced salaries, partially offset by higher employment taxes of $404,000. The decline in salaries was in part a result of the departure of employees from our investment management group. Included in other professional services expense in the first quarter, were expenses totaling $336,000 for advisory services provided to us by a third-party asset management firm.

Total noninterest expense for the first quarter increased $276,000, or 1.6%, from the quarter ended March 31, 2006 primarily as a result of higher net legal fees and nonperforming asset expenses. Legal fees rose as a result of an increase in the administration of nonperforming loans, contract matters and the reorganization of our wealth management business. Salaries and employee benefits for the first quarter declined $721,000, or 7.0%, compared with the quarter ended March 31, 2006, primarily as a result of reduced incentive and retirement accruals.

Income Taxes

Income tax expense was $2.7 million for the first quarter, resulting in an effective tax rate of 33.9%, compared with $5.0 million, or 35.9%, for the quarter ended March 31, 2006. The lower effective tax rate in the first quarter of 2007 was caused by the increased impact of tax exempt income on taxable income. Tax expense in the fourth quarter of 2006 reflected a $4.1 million special tax benefit relating to the reversal of certain tax liabilities.

Loan Portfolio

The following table presents the composition of the loan portfolio as of the dates indicated:

	Mar. 31, 2007	Dec. 31, 2006	Mar. 31, 2006
	(in thousands)
Commercial and industrial	$805,291	$770,863	$645,226
Commercial real estate secured	789,063	791,962	802,273
Real estate-construction	723,237	744,317	715,541

Total commercial loans	2,317,591	2,307,142	2,163,040
Residential real estate mortgages	62,571	62,453	65,793
Home equity loans and lines of credit	107,734	116,516	146,682
Consumer	12,696	13,237	14,340
Other loans	968	1,396	2,063

Gross loans	2,501,560	2,500,744	2,391,918
Less: Unearned discount	(52)	(59)	(92)

Total loans	$2,501,508	$2,500,685	$2,391,826

Total loans on March 31, 2007 were essentially unchanged compared with December 31, 2006 and increased $109.7 million, or 4.6%, compared with March 31, 2006. Total commercial and industrial (C&I) loans on March 31, 2007 increased $34.4 million, or 4.5%, from December 31, 2006, and $160.1 million, or 24.8%, compared with March 31, 2006. The growth of our C&I portfolio reflects progress on our strategy to expand our business with operating companies. Commercial real estate secured and real estate-construction on March 31, 2007 declined $24.0 million, or 1.6%, from December 31, 2006 and declined $5.5 million from March 31, 2006. The decline was primarily in real estate-construction loans to developers and builders of residential properties. Consumer-oriented loans declined $9.6 million, or 5.0%, an anticipated decline that reflects the Company’s strategic plan to withdraw from third-party originated loans.

Loan Quality and the Allowance for Loan Losses

Nonperforming assets were $27.6 million, or 0.85% of total assets on March 31, 2007, compared with $33.6 million, or 0.99% of total assets on December 31, 2006, and $21.1 million, or 0.65% of total assets on March 31, 2006. Nonaccrual real estate – construction loans were $14.7 million on March 31, 2007, compared with $734,000 on March 31, 2006, and included $13.5 million of loans to two residential real estate developers.

The following table presents nonperforming assets and related data as of the dates indicated:

	Mar. 31, 2007	Dec. 31, 2006	Mar. 31, 2006
	(dollars in thousands)
Loans contractually past due 90 days or more but still accruing interest	$2,577	$10,046	$2,691
Nonaccrual loans	24,651	23,111	18,237

Total nonperforming loans	27,228	33,157	20,928
Other real estate owned	351	412	214

Total nonperforming assets	$27,579	$33,569	$21,142

Nonperforming loans to total loans	1.09%	1.33%	0.87%
Nonperforming assets to total loans plus repossessed property	1.10%	1.34%	0.88%
Nonperforming assets to total assets	0.85%	0.99%	0.65%

We classify all nonaccrual commercial loans as impaired, as well as those accruing commercial loans that we believe to have higher risk of noncompliance with the contractual repayment schedule for both interest and principal. Information about the Company’s impaired loans and the related allowance for loan losses for impaired loans is as follows:

	Mar. 31, 2007	Dec. 31, 2006	Mar. 31, 2006
	(in thousands)
Recorded balance of impaired loans	$30,659	$24,136	$38,011
Allowance for loan losses related to impaired loans	$2,573	$2,528	$2,691

The allowance for loan losses on March 31, 2007 was $38.3 million, or 1.53% of total loans, compared with 1.50% on December 31, 2006 and 1.53% on March 31, 2006. Net charge-offs for the first quarter were $2.8 million, 0.11%, or 0.45% annualized, on average loans. Net charge-offs in the first and fourth quarter of 2006 were $1.7 million and $276,000, respectively and for the full year 2006 were 0.25% of average loans.

Although nonperforming loans at the end of the first quarter decreased in comparison with December 31, 2006 and the allowance for loan losses related to impaired loans was largely unchanged, the provision for loan losses was $3.6 million in the first quarter compared with $900,000 for both the fourth quarter of 2006 and the quarter ended March 31, 2006. The increase in the provision was a result of the increase in net charge-offs during the quarter and an increase in the amount of performing loans that have been assessed by us as having higher risk and therefore receiving heightened monitoring.

The following table presents the activity in the allowance for loan losses and related data for the periods indicated:

	For Three Months Ended
	Mar. 31, 2007	Dec. 31, 2006	Mar. 31, 2006
	(dollars in thousands)
Average total loans	$2,486,884	$2,451,614	$2,366,426

Total loans at end of period	$2,501,508	$2,500,685	$2,391,826

Allowance for loan losses:
Allowance at beginning of period	$37,516	$36,892	$37,481
Net (charge-offs) recoveries:
Commercial and commercial real estate	(1,175)	361	(1,499)
Real estate—construction	(1,054)	(504)	0
Residential real estate mortgages and consumer loans	(557)	(133)	(196)

Total net charge-offs	(2,786)	(276)	(1,695)
Provision for loan losses	3,600	900	900

Allowance at end of period	$38,330	$37,516	$36,686

Annualized net charge-offs to average total loans	0.45%	0.04%	0.29%
Allowance to total loans at end of period	1.53%	1.50%	1.53%
Allowance to nonperforming loans	140.77%	113.15%	175.30%

Funding Liabilities

Average total deposits for the first quarter decreased $72.1 million compared with the fourth quarter of 2006 largely as a result of the retirement of maturing brokered certificates of deposit. Average out-of-market deposits for the first quarter declined $93.5 million from the fourth quarter of 2006 largely due to the application of cash flows from investment securities and cash equivalents. Average in-market deposits increased $21.5 million. The increase of in-market deposits occurred in money market accounts, while balances in lower-cost deposit categories, such as noninterest-bearing, NOW and savings deposits declined.

The following table presents the distribution of our average deposit account balances for the periods indicated:

	For the Quarter Ended
	March 31, 2007		December 31, 2006		March 31, 2006
	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits
	(dollars in thousands)
In-market deposits:
Noninterest-bearing deposits	$381,670	14.9%	$406,369	15.5%	$407,466	16.4%
NOW accounts	83,245	3.2	87,451	3.3	104,849	4.2
Money market accounts	767,443	30.0	696,394	26.5	642,113	25.8
Savings deposits	58,204	2.3	60,668	2.3	71,990	2.9
Customer certificates of deposit	519,062	20.3	525,453	20.0	547,449	22.0
Public time deposits	64,494	2.5	76,331	2.9	70,114	2.8

Total in-market deposits	1,874,118	73.2	1,852,666	70.5	1,843,981	74.1

Out-of-market deposits:
Brokered money market deposits	70,637	2.8	59,613	2.3	11,719	0.5
Out-of-local-market certificates of deposit	103,969	4.1	114,536	4.3	126,158	5.1
Brokered certificates of deposit	507,862	19.9	601,849	22.9	505,394	20.3

Total out-of-market deposits	682,468	26.8	775,998	29.5	643,271	25.9

Total deposits	$2,556,586	100.0%	$2,628,664	100.0%	$2,487,252	100.0%

Total deposit balances were $2.49 billion on March 31, 2007, a decrease of $147.6 million from December 31, 2006 and essentially unchanged compared with March 31, 2006. In-market deposits on March 31, 2007 were $122.1 million lower than on December 31, 2006. Non-interest bearing and money market deposits from certain significant deposit customers declined $46.4 million and $97.5 million respectively on March 31, 2007 compared with December 31, 2006.

The following table sets forth the period end balances of total deposits as of each of the dates indicated below, as well as categorizes our deposits as “in-market” and “out-of-market” deposits:

	Mar. 31, 2007	Dec. 31, 2006	Mar. 31, 2006
	(in thousands)
In-market deposits:
Non-interest bearing deposits	$375,699	$447,862	$401,187
NOW accounts	78,795	82,484	95,376
Savings accounts	56,856	59,523	70,318
Money market accounts	704,041	742,859	671,136
Customer certificates of deposit	509,115	516,624	549,968
Public time deposits	71,300	68,580	76,151

Total in-market deposits	1,795,806	1,917,932	1,864,136

Out-of-market deposits:
Brokered money market deposits	72,474	65,090	11,864
Out-of-local-market certificates of deposit	112,840	105,119	123,198
Brokered certificates of deposit	511,253	551,786	493,856

Total out-of-market deposits	696,567	721,995	628,918

Total deposits	$2,492,373	$2,639,927	$2,493,054

About Taylor Capital Group, Inc.

Taylor Capital Group, Inc. is a $3.3 billion bank holding company for Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the business banking, real estate lending and wealth management requirements of closely held and family-owned small- and mid-sized businesses. Cole Taylor Bank is a member of the FDIC and an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2007 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers’ changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the possible decline in residential real estate sales volume and the likely potential for illiquidity in the real estate market; the risks associated with management changes and employee turnover; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively; changes in general economic conditions, interest rates, deposit flows, loan demand, including loan syndication opportunities, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the sections captioned “Risk Factors” in our December 31, 2006 Annual Report on Form 10-K filed with the SEC on March 15, 2007. You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

For further information contact:

Ilene Stevens

847-653-7731

TAYLOR CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited) March 31, 2007	December 31, 2006
ASSETS
Cash and cash equivalents	$49,177	$134,920
Investment securities	628,124	669,085
Loans, net of allowance for loan losses of $38,330 and $37,516 at March 31, 2007 and December 31, 2006, respectively	2,463,178	2,463,169
Premises, leasehold improvements and equipment, net	14,259	14,799
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	11,805	11,805
Other real estate and repossessed assets, net	351	412
Goodwill	23,237	23,237
Other assets	63,029	62,240

Total assets	$3,253,160	$3,379,667

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$375,699	$447,862
Interest-bearing	2,116,674	2,192,065

Total deposits	2,492,373	2,639,927
Other borrowings	275,834	262,319
Accrued interest, taxes and other liabilities	40,128	39,622
Notes payable and FHLB advances	80,000	80,000
Junior subordinated debentures	86,607	86,607

Total liabilities	2,974,942	3,108,475

Stockholders’ equity:
Preferred stock	—	—
Common stock	115	115
Surplus	195,247	194,687
Retained earnings	93,254	89,045
Accumulated other comprehensive loss, net	(3,341)	(5,598)
Treasury stock	(7,057)	(7,057)

Total stockholders’ equity	278,218	271,192

Total liabilities and stockholders’ equity	$3,253,160	$3,379,667

TAYLOR CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(in thousands, except per share data)

	For the Three Months Ended
	Mar. 31, 2007	Dec. 31, 2006	Mar. 31, 2006
Interest income:
Interest and fees on loans	$48,180	$48,826	$43,772
Interest and dividends on investment securities:
Taxable	5,775	6,120	5,933
Tax-exempt	1,530	1,550	1,301
Interest on cash equivalents	521	1,103	449

Total interest income	56,006	57,599	51,455

Interest expense:
Deposits	23,724	24,259	18,165
Other borrowings	2,799	2,636	2,508
Notes payable and FHLB advances	1,064	1,089	855
Junior subordinated debentures	1,964	1,986	1,908

Total interest expense	29,551	29,970	23,436

Net interest income	26,455	27,629	28,019
Provision for loan losses	3,600	900	900

Net interest income after provision for loan losses	22,855	26,729	27,119

Noninterest income:
Service charges	1,810	1,961	1,880
Trust and investment management fees	952	1,160	931
Loan syndication fees	—	817	500
Other derivative income (expense)	24	(42)	582
Other noninterest income	476	807	597

Total noninterest income	3,262	4,703	4,490

Noninterest expense:
Salaries and employee benefits	9,614	10,047	10,335
Occupancy of premises	1,886	1,899	2,015
Furniture and equipment	874	861	992
Legal fees, net	807	847	239
Other professional services	681	431	423
Computer processing	440	417	416
Advertising and public relations	343	523	136
Other noninterest expense	3,417	3,682	3,230

Total noninterest expense	18,062	18,707	17,786

Income before income taxes	8,055	12,725	13,823
Income tax expense	2,733	618	4,965

Net income	$5,322	$12,107	$8,858

Basic earnings per common share	$0.48	$1.10	$0.81
Diluted earnings per common share	0.48	1.09	0.80

Taylor Capital Group, Inc.

Summary of Selected Financial Data

Dollars in Thousands

Unaudited

	Year To Date Mar. 31,		2007	2006
			First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	2007	2006
Condensed Income Data:
Interest income	$56,006	$51,455	$56,006	$57,599	$57,393	$54,553	$51,455
Interest expense	29,551	23,436	29,551	29,970	29,305	27,097	23,436

Net interest income	26,455	28,019	26,455	27,629	28,088	27,456	28,019
Provision for loan losses	3,600	900	3,600	900	2,100	2,100	900

Net interest income after provision for loan losses	22,855	27,119	22,855	26,729	25,988	25,356	27,119
Noninterest income:
Service charges	1,810	1,880	1,810	1,961	1,995	1,902	1,880
Trust and investment mgmt. fees	952	931	952	1,160	1,036	1,028	931
Other derivative income (expense)	24	582	24	(42)	59	(105)	582
Other	476	1,097	476	1,624	635	522	1,097

Total noninterest income	3,262	4,490	3,262	4,703	3,725	3,347	4,490
Noninterest expense:
Salaries and employee benefits	9,614	10,335	9,614	10,047	10,005	10,265	10,335
Occupancy, furniture and equipment	2,760	3,007	2,760	2,760	2,796	2,906	3,007
Legal fees, net	807	239	807	847	501	579	239
Advertising and public relations	343	136	343	523	429	437	136
Other	4,538	4,069	4,538	4,530	4,436	4,412	4,069

Total noninterest expense	18,062	17,786	18,062	18,707	18,167	18,599	17,786

Income before income taxes	8,055	13,823	8,055	12,725	11,546	10,104	13,823
Income tax expense (benefit)	2,733	4,965	2,733	618	(7,347)	3,799	4,965

Net income	$5,322	$8,858	$5,322	$12,107	$18,893	$6,305	$8,858

Per Share Data:
Net income per common share:
Basic	$0.48	$0.81	$0.48	$1.10	$1.72	$0.58	$0.81
Diluted	0.48	0.80	0.48	1.09	1.70	0.57	0.80
Cash dividends per common share	0.10	0.06	0.10	0.10	0.06	0.06	0.06
Book value per common share	25.00	20.44	25.00	24.36	23.35	20.40	20.44
Tangible book value per common share (1)	22.92	18.33	22.92	22.28	21.26	18.30	18.33
Dividend payout ratio	20.83%	7.50%	20.83%	9.17%	3.53%	10.53%	7.50%
Weighted average shares-basic	11,012,124	10,874,419	11,012,124	10,994,326	10,965,144	10,925,168	10,874,419
Weighted average shares-diluted	11,162,769	11,073,017	11,162,769	11,136,919	11,105,681	11,128,666	11,073,017
Shares outstanding-end of period	11,126,642	11,004,494	11,126,642	11,131,059	11,118,238	11,089,658	11,004,494

Average Balance Sheet Data (2):
Total assets	$3,296,874	$3,221,914	$3,296,874	$3,346,485	$3,308,411	$3,286,892	$3,221,914
Investments	658,805	700,226	658,805	700,351	706,723	724,463	700,226
Cash equivalents	39,922	41,013	39,922	82,170	31,684	25,965	41,013
Loans	2,486,884	2,366,426	2,486,884	2,451,614	2,470,950	2,431,991	2,366,426
Total interest-earning assets	3,185,611	3,107,665	3,185,611	3,234,135	3,209,357	3,182,419	3,107,665
Interest-bearing deposits	2,174,916	2,079,786	2,174,916	2,222,295	2,216,774	2,155,659	2,079,786
Borrowings	337,810	362,991	337,810	323,800	325,405	366,131	362,991
Junior subordinated debentures	86,607	87,638	86,607	86,607	86,607	87,434	87,638
Total interest-bearing liabilities	2,599,333	2,530,415	2,599,333	2,632,702	2,628,786	2,609,224	2,530,415
Noninterest-bearing deposits	381,670	407,466	381,670	406,369	395,243	396,033	407,466
Total stockholders' equity	272,760	221,337	272,760	263,054	234,212	225,625	221,337

Performance Ratios (annualized):
Return on average assets	0.65%	1.10%	0.65%	1.45%	2.28%	0.77%	1.10%
Return on average equity	7.80%	16.01%	7.80%	18.41%	32.27%	11.18%	16.01%
Efficiency ratio (3)	60.78%	54.71%	60.78%	57.86%	57.11%	60.38%	54.71%

Tax Equivalent Net Interest Margin:
Net interest income as stated	$26,455	$28,019	$26,455	$27,629	$28,088	$27,456	$28,019
Add: Tax equivalent adjust.-investment (4)	824	701	824	835	739	716	701
Tax equivalent adjust.-loans (4)	58	89	58	85	87	92	89

Tax equivalent net interest income	$27,337	$28,809	$27,337	$28,549	$28,914	$28,264	$28,809

Net interest margin without tax adjust.	3.36%	3.65%	3.36%	3.40%	3.48%	3.46%	3.65%
Net interest margin—tax equivalent (4)	3.47%	3.75%	3.47%	3.51%	3.58%	3.56%	3.75%
Yield on earning assets without tax adjust.	7.11%	6.70%	7.11%	7.08%	7.10%	6.87%	6.70%
Yield on earning assets—tax equivalent (4)	7.23%	6.80%	7.23%	7.19%	7.21%	6.97%	6.80%
Yield on interest-bearing liabilities	4.61%	3.75%	4.61%	4.52%	4.42%	4.17%	3.75%
Net interest spread—without tax adjust.	2.50%	2.95%	2.50%	2.56%	2.68%	2.71%	2.95%
Net interest spread—tax equivalent (4)	2.62%	3.05%	2.62%	2.67%	2.79%	2.80%	3.05%
Average interest-earning assets to average interest-bearing liabilities	122.55%	122.81%	122.55%	122.84%	122.09%	121.97%	122.81%

Taylor Capital Group, Inc.

Summary of Selected Financial Data

Dollars in Thousands

Unaudited

	Mar. 31, 2007	Mar. 31, 2006	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006
Condensed Balance Sheet Data:
Total assets	$3,253,160	$3,251,004	$3,379,667	$3,383,710	$3,376,763
Investment securities	628,124	704,177	669,085	687,185	677,482
Total loans	2,501,508	2,391,826	2,500,685	2,487,321	2,467,963
Allowance for loan losses	38,330	36,686	37,516	36,892	36,508
Goodwill	23,237	23,237	23,237	23,237	23,237
Total deposits	2,492,373	2,493,054	2,639,927	2,652,463	2,667,902
Other borrowings	275,834	308,723	262,319	264,157	268,059
Notes payable and FHLB advances	80,000	75,000	80,000	80,000	80,000
Junior subordinated debentures	86,607	87,638	86,607	86,607	86,607
Total stockholders' equity	278,218	224,980	271,192	259,588	226,221

Asset Quality Ratios:
Nonperforming loans	$27,228	$20,928	$33,157	$21,994	$29,359
Nonperforming assets	27,579	21,142	33,569	22,467	29,593
Allowance for loan losses to total loans	1.53%	1.53%	1.50%	1.48%	1.48%
Allowance for loan losses to nonperforming loans	140.77%	175.30%	113.15%	167.74%	124.35%
Net charge-offs to average total loans (5)	0.45%	0.29%	0.25%	0.31%	0.33%
Nonperforming assets to total loans plus repossessed property	1.10%	0.88%	1.34%	0.90%	1.20%

Capital Ratios (Taylor Capital Group, Inc.):
Total stockholders' equity to assets	8.55%	6.92%	8.02%	7.67%	6.70%
Total tangible equity to assets (1)	7.84%	6.21%	7.34%	6.98%	6.01%
Average stockholders' equity to average assets (6)	8.27%	6.87%	7.18%	6.94%	6.87%

Footnotes:

(1)	Tangible equity excludes goodwill and intangible assets.
(2)	Average balances are daily averages.
(3)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, less the gains from the sale of investment securities.
(4)	This adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%.
(5)	Based upon year-to-date annualized net charge-offs.
(6)	Based upon year-to-date averages.